EXHIBIT 10.1

GENTHERM INCORPORATED

2013 Equity Incentive Plan

Restricted Stock Award Agreement

Gentherm Incorporated, a Michigan corporation (the “Corporation”), as permitted by the Gentherm Incorporated 2013 Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), a restricted stock award as described herein, subject to the terms and conditions of the Plan and this Restricted Stock Award Agreement (“Agreement”).

Unless otherwise defined in this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan.

1.Notice of Restricted Stock Award.

Participant:
Grant Date:
Number of Shares of Restricted Stock in Award:

2.Grant of Restricted Stock Award.  The Corporation hereby grants to the Participant, as of the Grant Date, the number of shares of restricted stock (“Restricted Stock”) described in the table above.

3.Vesting.

(a)Service Based Vesting. Subject to the Participant’s continued service with the Corporation or its Subsidiaries, the Restricted Stock shall become vested on the date that is 18 months from the Grant Date.

(b)Vesting Upon Termination.  If your employment is terminated by the Corporation without “Cause” (as defined below) or by you for “Good Reason” (as defined below), and subject to the notice and release requirements described below, the Restricted Stock shall immediately vest upon the date of your employment termination (the date of such earlier of vesting under Section 3(a) or (b), is referred to herein as the “Vesting Date”).

Your right to receive Restricted Stock under this Section 3(b) is conditioned upon your signing and delivering to the Corporation, and there becoming irrevocable, within 30 days after your employment termination date, a general release of claims, in form and substance reasonably acceptable to the Corporation, by which you release the Corporation from any claim arising from your employment by, or termination of employment with, the Corporation, in consideration for the receipt of Restricted Stock. The Restricted Stock that vests under this Section 3(b) shall be forfeited unless the general release becomes effective and irrevocable on or before the 30th day following your employment termination date.

(c)Cause.  “Cause” means your: (i) engaging in any act that constitutes serious misconduct, theft, fraud, material misrepresentation, serious dereliction of fiduciary obligations or duty of loyalty to the Corporation; (ii) conviction of a felony, or a plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude or which in the reasonable opinion of the Board of Directors of the Corporation (the “Board”) brings you, the Board, the Corporation or any affiliate into disrepute; (iii) neglect of or negligent performance of your employment duties; (iv) willful, unauthorized disclosure of material confidential information belonging to the Corporation, or entrusted to the Corporation by a client, customer, or other third party; (v) repeatedly being under the influence of drugs or alcohol (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of your employment duties, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of your employment duties; (vi) repeated failure to comply with the lawful directions of your superior that are not inconsistent with the terms of your employment; (vii) any material failure to comply with the Corporation's written policies or rules; or (viii) actual engagement in conduct that violates applicable state or federal laws governing the workplace that could reasonably be expected to bring the Corporation or any affiliate into disrepute. In order for the Corporation to terminate your employment for Cause under any of clauses (iii), (v), (vi) or (vii) in the preceding sentence, the Corporation must provide you with written notice of its intention to terminate employment for Cause and describing the acts or omissions upon which such termination for Cause is based, and you will be provided a 30-day period from the date of such notice within which to cure or correct such acts or omissions if they are reasonably susceptible of cure or correction.

(d)Good Reason. “Good Reason” means (i) the occurrence of a material diminution in Participant’s authority, duties, or responsibilities without Participant’s consent (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law); (ii) a material adverse change in the reporting structure applicable to the Participant; (iii) a relocation of the Participant's principal place of employment by more than 50 miles; or (iv) a material reduction in the Participant’s aggregate base salary and target bonus (other than a general reduction that affects all similarly situated executives in substantially the same proportions).

4.Termination Of Services; Forfeiture.  Notwithstanding any other provision of this Agreement:

(a)Termination for Any Reason.  Any unvested shares of Restricted Stock subject to this Award shall be immediately canceled and forfeited if the Participant’s continued service with the Corporation or its Subsidiaries is terminated by the Corporation for Cause, by you without Good Reason or as a result of your death or permanent disability or other physical or mental incapacity.

(b)Discretion to Accelerate.  The Committee retains the right to accelerate the vesting of all or a portion of the Restricted Stock subject to this Award.

5.Change In Control.  In the event of a Change in Control, the Restricted Stock shall be subject to the provisions of Section 24 of the Plan.

6.Section 83(b).  If Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the Grant Date to include in Participant’s gross income for federal income tax purposes in the year of issuance the fair market value of the Restricted Stock, Participant shall pay to the Corporation or make arrangements satisfactory to the Corporation to pay to the Corporation upon such election, any foreign, federal, state or local taxes required to be withheld with respect to the Restricted Stock. If Participant shall fail to make such payment, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. Participant acknowledges that it is Participant’s sole responsibility, and not the Corporation’s responsibility, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if Participant elects to make such election, and Participant agrees to provide the Corporation with a copy of any such election within ten (10) calendar days of making such election.

7.Rights As Stockholder.  Except for the potential forfeitability of the Restricted Stock before the occurrence of a Vesting Date, Participant has all rights of a stockholder (including voting and dividend rights) commencing on the Grant Date, subject to Participant’s execution of this Agreement.  With respect to any dividends that are paid with respect to the Restricted Stock between the date of this Agreement and the end of any applicable restricted period, such dividends (whether payable in cash or shares) shall be subject to the same restrictions as the Restricted Stock, including any forfeiture provisions described in Section 4 hereof.

8.Adjustments. In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting this Award, the rights of the Participant will be adjusted as provided in Section 5(d) of the Plan.

9.Non-Transferability of Award.  Without the express written consent of the Committee, which may be withheld for any reason in its sole discretion, the Restricted Stock may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the Participant’s lifetime only by the Participant. The terms of the Plan and this Agreement shall be binding upon the Participant’s executors, administrators, heirs, successors and assigns.  Any attempt to transfer the Restricted Stock in any manner, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

10.Restricted Stock Certificate Legend. The Corporation will either issue a stock certificate or certificates representing the Shares (the "Certificate") and register the Certificate in the Participant's name, or make such other arrangements with its stock transfer agent to issue uncertificated interests, including in book-entry form (“Book Entry”).  If a Certificate is issued, it will be deposited with the Corporation, together with a stock power endorsed in blank by the Participant. A legend will be placed upon such Certificate as provided below. Subject to the other terms and conditions of this Award, upon the lapse of the restricted period applicable to such Shares or any portion of them (prior to cancelation and forfeiture), the Corporation will cause the Certificate deposited with the Corporation to be reissued and delivered to the Participant without such legend.  If a Book Entry is made, the Corporation will issue “stop transfer” instructions with respect to the Shares until the lapse of the restricted period applicable to such Shares or any portion of them (prior to cancelation and forfeiture).  Each Certificate representing shares of Restricted Stock granted pursuant to this Agreement shall initially bear the following legend:

“The sale or other transfer of the shares of common stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the GENTHERM INCORPORATED 2013 Equity Incentive Plan, and in a Restricted Stock Award Agreement.  A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Secretary of GENTHERM INCORPORATED.”

11.Withholding Obligations.  Except as addressed in furtherance of Section 6, at the time this Award vests, in whole or in part, and at any time before or thereafter as requested by the Corporation, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Corporation or an Affiliate, if any, which arise in connection with the vesting of this Award. The Participant will not be entitled to receive and the Corporation will have no obligation to issue a certificate for any shares of Restricted Stock subject to this Award unless and until the tax withholding obligations of the Corporation and/or any Affiliate are satisfied.

12.The Plan; Amendment.  This Award is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Corporation and the Participant. The Corporation shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13.Rights of Participants; Regulatory Requirements.  Without limiting the generality of any other provision of this Agreement or the Plan, Sections 21 and 22 of the Plan pertaining to the Participants’ rights and certain regulatory requirements (as such term is defined in the Plan) are hereby explicitly incorporated into this Agreement.

14.Notices.  Notices hereunder shall be mailed or delivered to the Corporation at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Corporation or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

15.Governing Law.  This Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Michigan, without regard to its choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of Michigan.

16.Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Corporation (and its Subsidiaries) of any personal data information related to this Award for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

17.Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Corporation and its successors and assigns.  The Participant shall not assign (except in accordance with Section 9 hereof) any part of this Agreement without the prior express written consent of the Corporation.

18.Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21.Acquired Rights.  The Participant acknowledges and agrees that: (a) the Corporation may terminate or amend the Plan at any time; (b) the award of the Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Corporation; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant's ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

22.Restrictive Covenants; Compensation Recovery.  By signing this Agreement, Participant acknowledges and agrees that the Restricted Stock subject to this Award or any Award previously granted to Participant by the Corporation or a Subsidiary shall be subject to forfeiture as a result of the Participant's violation of any agreement with the Corporation regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the “Restricted Covenant Agreements”).  For avoidance of doubt, compensation recovery rights to Shares (including Shares acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of Shares.  The Participant’s prior execution of the Restricted Covenant Agreements was a material inducement for the Corporation's grant of this Award.

Signature Page Follows

GENTHERM INCORPORATED

Dated: October 3, 2017	By: Name: Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK AWARD AGREEMENT, NOR IN THE CORPORATION’S 2013 EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS AN EMPLOYEE OF THE CORPORATION OR ANY PARENT OR ANY SUBSIDIARY OR AFFILIATE OF THE CORPORATION, NOR INTERFERES IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT WITH THE CORPORATION OR ANY PARENT OR ANY SUBSIDIARY OR AFFILIATE OF THE CORPORATION AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY ACCEPTING THIS AGREEMENT, PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN.  PARTICIPANT ACCEPTS THE RESTRICTED STOCK SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY.  PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AGREEMENT.

Dated: ______________	By: Name: